Exhibit 10.2

April 7, 2023

[INVESTOR NAME]

[ADDRESS]

[ADDRESS]

Attn:[____ ]

Ladies & Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of April 7, 2023 (the “Purchase Agreement”) and the warrants issued in connection with such Purchase Agreement (the “Warrants,” and each a “Warrant”). Capitalized terms not defined herein shall have the meanings ascribed in the Purchase Agreement or the Warrants.

Notwithstanding any other provision in the Purchase Agreement or the Warrant, during the period commencing on the Initial Exercise Date (as defined in the Warrants) and ending on the date prior to the Termination Date (as defined in the Warrants), the Company shall have the right, upon at least five (5) Trading Days’ prior written notice to the Holder (“Redemption Notice”), to redeem some or all of the Warrants (not previously exercised), at a redemption price equal to $0.50 per Warrant (the “Redemption Price”) issued under the Purchase Agreement, provided that the shares underlying the Warrants are then registered or may be resold via Rule 144.

Any redemption hereunder shall occur on the date specified in the Redemption Notice (“Redemption Date”), provided that such Redemption Date may not occur until at least five (5) Trading Days following the date on which the Holder received the Redemption Notice (the “Redemption Notice Date”). The period from the Redemption Notice Date to the Redemption Date shall be referred to herein as the “Post-Call Period”. The Holder may exercise the Warrant, including any portion subject to a Redemption Notice, at any time and from time to time during the period from the Redemption Notice Date through the date on which the Redemption Price for such Warrants is paid by the Company (and thereafter if such redemption price is not paid), and the Company shall honor all tendered Notices of Exercise during such period. Any Redemption Notice under this Section shall be irrevocable. If the Company intends (or is only permitted) to redeem less than all of the then outstanding Warrants issued to Purchasers under the Purchase Agreement, it shall do so on a pro rata basis among such Holders in accordance with this letter agreement (this “Letter Agreement”).

In addition, the parties agree that:

a.      This Letter Agreement may be executed in any number of counterparts each of which shall constitute an original but which together shall constitute one instrument. This Letter Agreement may only be amended by an instrument in writing executed by each of the parties hereto.

b.     This Letter Agreement shall be considered a Transaction Document as such term is defined in the Purchase Agreement.

c.      This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

d.     By executing this Letter Agreement, each party represents and warrants to the other party that (i) the representing party has duly authorized the execution, delivery, and performance of this Letter Agreement; (ii) the terms of this Letter Agreement are binding upon and in full force and effect against, the representing party, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights and remedies generally, to general principles of equity and to principles of sovereign immunity; and (iii) the execution, delivery and performance of this Letter Agreement by such representing party does not and will not violate any agreement or arrangement to which it is a party or by which it may be bound, or any order or decree to which such party is subject.

e.      No party hereto waives any right under this Letter Agreement by failure or delay in its exercise. A single or partial exercise of any rights does not preclude the later exercise of such right or any other right. The rights and remedies of this Letter Agreement are cumulative and not exclusive of any rights or remedies available pursuant to applicable law.

f.      This Letter Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

g.     Notwithstanding any provision of the Purchase Agreement or the Warrants to the contrary, to the extent that any provision of the Purchase Agreement or each Warrant conflicts with the terms of this Letter Agreement, the terms of this Letter Agreement shall control.

WISA TECHNOLOGIES, INC.	HOLDER

By:	By:

Its:	Its: